UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-A

_____________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

 PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CASPIAN INTERNATIONAL OIL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-5588710
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 West Loop South, Suite 850, Houston, TX	77027
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None.

If this form relates to the

If this form relates to the

registration of a class of securities

registration of a class of securities

pursuant to Section 12(b) of the

pursuant to Section 12(g) of the

Exchange Act and is effective

Exchange Act and is effective

pursuant to General Instruction

pursuant to General Instruction

A.(c), please check the following

A.(d), please check the following

box.  0

box.  ☒

Securities Act registration statement file number to which this form relates:  ________________

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of Registrant’s Securities to be Registered.

Caspian International Oil Corporation is authorized to issue 200,000,000 shares of Common Stock, $.001 par value per share. Holders of the Common Stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders.  There is no cumulative voting in the election of directors.  Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors with respect to the Common Stock out of funds legally available therefor and, in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities.  The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments.  There are no redemption or sinking fund provisions applicable to the Common Stock.  The Common Stock currently outstanding is validly issued, fully paid and non-assessable.

Item 2.

Exhibits

3-a

Certificate of Incorporation

3-b

Bylaws

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 26, 2007

CASPIAN INTERNATIONAL OIL CORPORATION

By:

/s/ J.E. Knight

J.E. Knight

            Chief Executive Officer